Exhibit 99.1

SWM ANNOUNCES FIRST QUARTER 2022 RESULTS AND AFFIRMS FULL YEAR 2022 FINANCIAL OUTLOOK

ALPHARETTA, GA, May 4, 2022 -- Schweitzer-Mauduit International, Inc. ("SWM" or the "Company") (NYSE: SWM) reported earnings results for the three months ended March 31, 2022.

Adjusted measures are reconciled to GAAP at the end of this release. Financial and operating comparisons are versus the prior year period unless stated otherwise. Figures may not sum to total due to rounding. Definitions: Advanced Materials & Structures (AMS), Engineered Papers (EP), "organic" - excludes Scapa acquisition that closed in April 2021 and certain AMS sales related to assets classified as held-for-sale.

First Quarter 2022 Highlights

•Sales increased 41% to $406.8 million; organic sales growth of 5% on top of strong prior year quarter, pricing actions effective and sales momentum expected to continue
•GAAP EPS of $0.05, down from $0.68; Adjusted EPS of $0.89, versus $1.02
•Adjusted EPS in line with management's expectations; project sequential increases in coming quarters
•Company affirms 2022 financial outlook for Adjusted EPS of $3.50 to $3.95 and year-over-year Adjusted EBITDA growth of 20% to 30%
•Announced proposed merger of equals transaction with Neenah, Inc. (NYSE: NP) to create a ∼$3 billion leader in specialty materials and solutions, highly complementary combination with strong synergy opportunities

Management Commentary

Dr. Jeff Kramer, Chief Executive Officer, commented, "We are pleased with our results to start the year, as we delivered strong sales growth supported by robust underlying demand. Thanks to the hard work of our team, the effectiveness of our price increases and the implementation of strategic initiatives to capture additional market opportunities, SWM remains well positioned to achieve our financial and operational goals for the year despite inflationary pressures and strained global supply chains.”

Dr. Kramer added, "In the first quarter, AMS posted 3% organic sales growth with notable gains in filtration, industrial, and construction products. Additionally, thanks to solid sales across key product lines, EP delivered strong sales growth of its own, and we expect full year performance to be bolstered by emerging opportunities for additional volumes in Eastern Europe as a result of supply chain uncertainties. Sequentially, consolidated adjusted operating margin improved 300 basis points, and we expect continued sequential improvements near-term as we navigate through this dynamic operating environment with a combination of additional pricing actions, volume growth, and efficiency initiatives. Looking ahead, we are affirming our financial guidance for 2022 of Adjusted EPS of $3.50 to $3.95 and Adjusted EBITDA growth of 20% to 30%. Indeed, we expect to deliver on our financial goals, driven by near-term margin expansion, and quickly de-lever the balance sheet as free cash flow generation accelerates."

Dr. Kramer concluded, “Importantly, the first quarter also saw our announcement of the transformational merger of equals with Neenah, the merits of which are clear, compelling and directly align with our strategic vision. Our incredible team is eager to join forces with Neenah and we are confident in the substantial, attainable value-creating opportunities ahead. Together, the combined business will leverage its highly complementary product portfolios to best serve customers today, while combining strengths in material science and technologies to drive an enhanced pace of innovation tomorrow. We look forward to completing this merger that we believe will create significant shareholder value and result in a more scaled $3 billion specialty materials and solutions leader."

First Quarter 2022 Financial Results

Advanced Materials & Structures segment sales were $272.9 million, up 67%, including the benefit from the Scapa acquisition, while organic sales increased 3% over a very strong 1Q:21. First quarter of 2021 had organic sales growth of 15%, as several end-markets recovered sharply from Covid-related disruptions. 1Q:22 organic sales were driven primarily by price increases across the portfolio as some raw material and U.S. labor shortages constrained output. The highest sales gains came from industrial, construction, and filtration end-markets. In transportation films, demand continues to be robust but sales continue to be constrained by an upstream shortage of a critical raw material that is affecting the entire global paint protection film industry. Excluding transportation sales, AMS organic sales would have increased 7%. The organic growth rate is expected to accelerate significantly from 1Q:22 in upcoming quarters as additional price increases take effect and comparisons normalize for supply chain bottlenecks which began impacting results in 2Q:21.

GAAP operating profit was $10.3 million, or 3.8% of sales, down $11.0 million, and included $12.9 million of asset write-down expenses (detailed below in non-GAAP adjustments). Adjusted operating profit was $34.6 million, up 24%, with margin of 12.7%, down from 17.1%.

Adjusted operating profit growth reflected organic sales gains and the incremental benefit of the acquired Scapa business, partially offset by inflationary pressures. From a sequential standpoint, adjusted operating margin of 12.7% increased 540 basis points from 4Q:21, and is expected to continue to increase further in the coming quarters as additional price increases take effect. Importantly, price increases more than offset higher resin costs during the quarter compared to prior year.

Engineered Papers segment sales were $133.9 million, up 7%, driven by volume growth and price increases, and would have been up 10% if not for negative currency movements. Volumes benefited from gains across key product lines across the portfolio, including traditional high-value tobacco papers and continued strong double-digit growth of Heat-not-Burn reduced-risk products.

GAAP operating profit was $25.7 million, or 19.2% of sales, down 14%. Adjusted operating profit was $26.0 million, down 18%, but in line with internal expectations. Adjusted operating margin was 19.4%, down from 25.2%.

Operating profit and margin percentage reductions resulted mainly from higher input costs. Contractual price adjusters and negotiated volume increases offset higher pulp costs as expected, while the rapidly escalating freight and energy costs since the Russia/Ukraine conflict began were not fully recovered. Additional price increases and surcharges have been implemented in response to these inflationary pressures. On a sequential basis, adjusted operating margin of 19.4% increased 100 basis points from 4Q:21. For the full year 2022, the Company continues to expect stable operating profits compared to 2021 as additional price increases take effect and new volume opportunities materialize.

Unallocated GAAP expenses were $25.4 million, versus $17.7 million, and included an incremental $3.5 million of merger and integration related costs compared to 1Q:21. Adjusted unallocated expenses were $18.3 million, versus $14.1 million. The increase was primarily a function of overhead expenses from Scapa which are recorded in corporate unallocated costs and the timing of various administrative items. Adjusted unallocated costs were 4.5% of consolidated sales, down from 4.9%.

Consolidated sales were $406.8 million, up 41%, and up 5% on an organic basis. Adjusted income was $28.1 million, down 13%; Adjusted EBITDA was flat at $55.1 million, and adjusted EBITDA margin was 13.5%, versus 19.2%. GAAP EPS was $0.05, down from $0.68; Adjusted EPS was $0.89, versus $1.02 (see non-GAAP adjustment section below).

Interest expense was $14.5 million, versus $2.9 million. The low interest expense in 1Q:21 resulted from an interest expense credit related to the Brazil tax assessment reversal. Interest expense on debt was $14.5 million, up from $7.4 million, due to higher average debt balances as a result of the Scapa acquisition.

The Company reported income taxes that exceeded pretax GAAP income, reflecting unfavorable one-time items. Excluding the impact of non-GAAP adjustments, the first quarter 2022 tax rate was 20.8% (the implied rate reflected in the Company's Adjusted EPS), versus 20.5% in the prior year quarter.

Non-GAAP Adjustments reflect items included in GAAP operating profit, income, and EPS, but excluded from adjusted operating profit, income, and EPS (see non-GAAP reconciliation tables for additional details). The most significant adjustments to first quarter 2022 results were as follows:

•$0.34 per share of restructuring and impairment expenses, mostly in the AMS segment and primarily related to assets being reclassified as held-for-sale in conjunction with the planned divestiture of a financially immaterial portion of the business that serves the construction end-market
•$0.28 per share of purchase accounting expenses, which increased due to the Scapa acquisition (purchase accounting expenses reflect primarily ongoing non-cash intangible asset amortizations associated with AMS acquisitions).
•$0.18 per share of expenses related to the ongoing Scapa integration and costs related to the proposed merger with Neenah.

Cash Flow, Debt, Liquidity, & Dividend

First quarter of 2022 cash provided by operating activities was $5.0 million, versus $12.7 million. The Company's working capital-related cash outflows were $45.4 million, compared to $30.5 million in the prior year period. The higher outflows are associated with the sales increase and the related growth in receivables and inventories (higher cost inventories due to rising input costs).

Capital spending and capitalized software costs totaled $9.6 million, up $2.3 million. Year-to-date free cash flow was negative $4.6 million, versus free cash flow of $5.1 million in the prior year quarter, due to the operating cash flow trends discussed above. The Company continues to expect 2022 free cash flow to return toward historical levels.

Total debt was $1,276.4 million as of March 31, 2022, total cash was $56.1 million, resulting in net debt of $1,220.3 million. The Company's total debt is comprised primarily of the following:

•$400 million of borrowings under the revolving credit facility due in 2023;
•$193 million of an outstanding term loan due in 2025;
•$345 million of senior notes due in 2026, and;
•$347 million of an outstanding term loan due in 2028
*Amounts may not sum to total debt due mainly to unamortized discount and issuance costs.

The Company's liquidity position is $156 million, consisting of approximately $56 million of cash and $100 million of net revolver availability. Management believes this liquidity and free cash flow are sufficient to fund the Company's operating needs and financial obligations, including dividend payments.

Pursuant to the terms of the Company's credit agreement, net debt to adjusted EBITDA was 5.3x as of March 31, 2022. Independent of the proposed Neenah merger, net leverage is expected to decrease beginning in the second quarter and is projected to be approximately one full point lower by year-end 2022.

The Company announced a quarterly cash dividend of $0.44 per share. The dividend will be payable on June 24, 2022 to stockholders of record as of May 20, 2022.

Conference Call

SWM will hold a conference call to review first quarter 2022 results with investors and analysts at 8:30 a.m. Eastern time on Thursday, May 5, 2022. The earnings conference call will be simultaneously broadcast over the Internet at www.swmintl.com. To listen to the call, please go to the Company’s website at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those unable to listen to the live broadcast, a replay will be available on the Company’s website shortly after the call.

SWM will use a presentation in conjunction with its conference call. The presentation can be found on the Company's website under the Investor Relations section in advance of the earnings conference call. The presentation can also be accessed via the earnings conference call webcast.

About SWM

SWM is a leading global performance materials company, focused on finding ways to improve everyday life by bringing best-in-class innovation, design, and manufacturing solutions to our customers. Our highly engineered films, adhesive tapes, foams, nets, nonwovens, and papers are designed and manufactured using resins, polymers, and natural fibers for a variety of industries and specialty applications. SWM and its subsidiaries manufacture on four continents, conduct business in over 90 countries and employ approximately 5,000 people worldwide. For further information, please visit SWM’s website at www.swmintl.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by that Act and other legal protections. Forward-looking statements include, without limitation, those regarding EPS and other financial guidance, acquisition integration and performance, growth prospects, future end-market trends, the future effects of supply chain challenges and price increases, future cash flows, net leverage, purchase accounting impacts, effective tax rates, planned investments, impacts of the COVID-19 pandemic on our operations, profitability, and cash flow, and other statements generally identified by words such as "believe," "expect," "intend," "guidance," "plan," "forecast," "potential," "anticipate," "confident," "project," "appear," "future," "should," "likely," "could," "may,", "will", "typically," and similar words.

These forward-looking statements are prospective in nature and not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which SWM and Neenah shall operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. No assurance can be given that such expectations will prove to have been correct and persons reading this presentation are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this press release. These statements are not guarantees of future performance and involve certain risks and uncertainties, and assumptions that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, the following factors: risks associated with pandemics and other public health emergencies, including the continued impact of, and the governmental and third party response to, the COVID-19 pandemic and its variant strains (including any proposed new regulation concerning mandatory COVID-19 vaccination of employees); changes in sales or production volumes, pricing and/or manufacturing costs of reconstituted tobacco products, cigarette paper (including for LIP cigarettes), including any change by our customers in their tobacco and tobacco-related blends for their cigarettes, their target inventory levels and/or the overall demand for their products, new technologies such as e-cigarettes, inventory adjustments and rebalancings in our EP segment. Additionally, competition and changes in AMS end-market products due to changing customer demands; changes in the Chinese economy, including relating to the demand for reconstituted tobacco, premium cigarettes and netting and due to impact of tariffs; risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company's understanding of, and entry into, new industries and technologies; changes in the source and intensity of competition in our commercial segments; our ability to attract and retain key personnel, including in connection with the merger, labor shortages, labor strikes, stoppages or other disruptions; weather conditions, including potential impacts, if any, from climate change, known and unknown, seasonality factors that affect the demand for virgin tobacco leaf and natural disasters or unusual weather events; seasonal or cyclical market and industry fluctuations which may result in reduced net sales and operating profits during certain periods; increases in commodity prices and lack of availability of such commodities, including energy, wood pulp and resins, which could impact the sales and profitability of our products; adverse changes in the oil, gas, automotive, construction and infrastructure, and mining sectors impacting key AMS segment customers; increases in operating costs due to inflation or otherwise, such as labor expense, compensation and benefits costs; changes in employment, wage and hour laws and regulations in the U.S., France and elsewhere, including the loi de Securisation de l'emploi in France, unionization rule and regulations by the National Labor Relations Board in the U.S., equal pay initiatives, additional anti-discrimination rules or tests and different interpretations of exemptions from overtime laws; the impact of tariffs, and the imposition of any future additional tariffs and other trade barriers, and the effects of retaliatory trade measures; existing and future governmental regulation and the enforcement thereof, for example relating to the tobacco industry, taxation and the environment (including the impact thereof on our Chinese joint ventures); new reports as to the effect of smoking on human health or the environment; changes in general economic, financial and credit conditions in the U.S., Europe, China and elsewhere, including the impact thereof on currency exchange rates (including any weakening of the Euro and Real) and on interest rates; the phasing out of USD LIBOR rates after 2023 and the replacement with SOFR; changes in the manner in which we finance our debt and future capital needs, including potential acquisitions; the success of, and costs associated with, our current or future restructuring initiatives, including the granting of any needed governmental approvals and the occurrence of work stoppages or other labor disruptions; changes in the discount rates, revenue growth, cash flow growth rates or other assumptions used by the Company in its assessment for impairment of assets and adverse economic conditions or other factors that would result in significant impairment charges; supply chain disruptions, including the failure of one or more material suppliers, including energy, resin and pulp suppliers, to supply materials as needed to maintain our product plans and cost structure; international conflicts and disputes, which restrict our ability to supply products into affected regions, due to the corresponding effects on demand, the application of international sanctions, or practical consequences on transportation, banking transactions, and other commercial activities in troubled regions; compliance with the FCPA and other anti-corruption laws or trade control laws, as well as other laws governing our operations; the pace and extent of further international adoption of LIP cigarette standards and the nature of standards so adopted; risks associated with our 50%-owned, non-U.S. joint ventures relating to control and decision-making, compliance, accounting standards, transparency and customer relations, among others; a failure in our risk management and/or currency or interest rate swaps and hedging programs, including the failures of any insurance company or counterparty; the number, type, outcomes (by judgment or settlement) and costs of legal, tax, regulatory or administrative proceedings, litigation and/or amnesty programs, including those in Brazil, France and Germany; the outcome and cost of the LIP-related intellectual property litigation against Glatz in Europe; risks associated with our technological advantages in our intellectual property and the likelihood that our current technological advantages are unable to continue indefinitely; risks associated with acquisitions, dispositions, strategic transactions and global asset realignment initiatives of SWM; costs and timing of implementation of any upgrades or changes to our information technology systems; failure by us to comply with any privacy or data security laws or to protect against theft of customer, employee and corporate sensitive information; changes in tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities; changes in construction and infrastructure spending and its impact on demand for certain products; potential loss of consumer awareness and demand for acquired companies’ products if it is decided to rebrand those products under the Company’s legacy brand names; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of SWM and Neenah to terminate the merger agreement; the outcome of any legal proceedings that may be instituted against SWM, Neenah or their respective directors; the ability to obtain regulatory approvals and meet other closing conditions to the merger on a timely basis or at all, including the risk that regulatory approvals required for the merger are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain approval by SWM shareholders and Neenah shareholders on the expected terms and schedule; difficulties and delays in integrating SWM and Neenah businesses; failing to fully realize anticipated cost savings and other anticipated benefits of the merger when expected or at all; business disruptions from the proposed merger that will harm SWM’s or Neenah’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, including as it relates to SWM’s or Neenah’s ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; the substantial indebtedness SWM expects to incur and assume in connection with the proposed transaction and the need to generate sufficient cash flows to service and repay such debt; the possibility that SWM may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate Neenah’s operations with those of SWM; uncertainty as to the long-term value of the common stock of SWM following the merger, including the dilution caused by SWM’s issuance of additional shares of its common stock in connection with the transaction; and other factors described elsewhere in this document and from time to time in documents that we file with the U.S. Securities and Exchange Commission (the “SEC”).

All forward-looking statements made in this document are qualified by these cautionary statements. Forward-looking statements herein are made only as of the date of this document, and neither SWM nor Neenah undertakes any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in SWM’s and Neenah’s most recent annual reports on Form 10-K for the year ended December 31, 2021, and any material updates to these factors contained in any of SWM’s and Neenah’s future filings with the SEC. The discussion of these risks is specifically incorporated by reference into this release. The financial results reported in this release are unaudited.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such and should only be viewed as historical data. The financial results reported in this release are unaudited.

Non-GAAP Financial Measures

Certain financial measures and comments contained in this press release exclude restructuring and impairment expenses, certain purchase accounting adjustments related to AMS segment acquisitions, acquisition/merger and integration related costs, interest expense, the effect of income tax provisions and other tax impacts, capital spending, capitalized software costs, and depreciation and amortization. This press release also provides certain information regarding the Company's financial results excluding currency impacts. This information estimates the impact of changes in foreign currency rates on the translation of the Company's current financial results as compared to the applicable comparable period and is derived by translating the current local currency results into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. Financial measures which exclude or include these items have not been determined in accordance with accounting principles generally accepted in the United States (GAAP) and are therefore "non-GAAP" financial measures. Reconciliations of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP are included in the financial schedules attached to this release.

The Company believes that the presentation of non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency on the information used by the Company’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates the Company's financial performance. Management believes that providing this information enables investors to better understand the Company’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with, and are not intended to be considered in isolation or as alternatives or substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared and presented in accordance with GAAP. The non-GAAP financial measures used in this release may be different from the measures used by other companies.

Additional Information and Where to Find It

In connection with the proposed merger, SWM will file with the SEC a registration statement on Form S-4 to register the shares of SWM’s common stock to be issued in connection with the merger. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of SWM and Neenah seeking their approval of their respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, WHEN THEY BECOME AVAILABLE, BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT SWM, NEENAH AND THE PROPOSED MERGER.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from SWM at its website, www.swmintl.com, or from Neenah at its website, www.neenah.com. Documents filed with the SEC by SWM will be available free of charge by accessing SWM’s website at www.swmintl.com under the heading Investor Relations, or, alternatively, by directing a request by telephone or mail to SWM at 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022, Attention: Investor Relations (1-800-514-0186), and documents filed with the SEC by Neenah will be available free of charge by accessing Neenah’s website at www.neenah.com under the heading Investor Relations or, alternatively, by directing a request by telephone or mail to Neenah at 3460 Preston Ridge Road, Alpharetta, Georgia 30005, Attention: Investor Relations: (678-566-6500).

Participants in the Solicitation

SWM and Neenah and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Neenah and SWM in connection with the proposed merger under the rules of the SEC. Information about SWM’s directors and executive officers is available in SWM’s proxy statement dated March 18, 2022 for its 2022 Annual Meeting of Shareholders. Information about Neenah’s directors and executive officers is available in Neenah’s proxy statement dated April 8, 2022 for its 2022 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC’s website at www.sec.gov or from Neenah or SWM using the sources indicated above.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

SOURCE SWM:

CONTACT

Andrew Wamser
Chief Financial Officer
+1-770-569-4271

Or

Mark Chekanow
Director of Investor Relations
+1-770-569-4229 (o)
+1-917-365-0085 (c)

Website: http://www.swmintl.com

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021	% Change
Net sales	$406.8	$288.2	41.2%
Cost of products sold	314.2	207.4	51.5
Gross profit	92.6	80.8	14.6

Selling expense	14.3	9.1	57.1
Research and development expense	5.2	3.8	36.8
General expense	49.3	32.7	50.8
Total nonmanufacturing expenses	68.8	45.6	50.9

Restructuring and impairment expense	13.2	1.7	N.M.
Operating profit	10.6	33.5	(68.4)
Interest expense	14.5	2.9	N.M.
Other income (expense), net	5.5	(2.6)	N.M.
Income before income taxes and income from equity affiliates	1.6	28.0	(94.3)

Provision for income taxes	2.1	7.4	(71.6)
Income from equity affiliates, net of income taxes	2.1	1.0	N.M.
Net income	$1.6	$21.6	(92.6)%

Net income per share - basic:
Net income per share – basic	$0.05	$0.69	(92.8)%

Net income per share – diluted:
Net income per share – diluted	$0.05	$0.68	(92.6)%

Cash dividends declared per share	$(0.44)	$(0.44)

Weighted average shares outstanding:

Basic	31,158,000	30,974,200

Diluted	31,413,700	31,340,500

N.M. - Not Meaningful

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$56.1	$74.7
Accounts receivable, net	278.5	238.0
Inventories	272.4	259.5
Assets held for sale	6.7	—
Other current assets	24.3	22.4
Property, plant and equipment, net	450.4	463.9
Goodwill	646.8	648.3
Other noncurrent assets	706.7	713.5
Total Assets	$2,441.9	$2,420.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$2.9	$3.2
Other current liabilities	240.5	227.9
Long-term debt	1,273.5	1,267.1
Pension and other postretirement benefits	37.7	39.0
Deferred income tax liabilities	92.5	95.1
Long-term income tax payable	16.6	16.6
Other noncurrent liabilities	76.8	89.2
Stockholders’ equity	701.4	682.2
Total Liabilities and Stockholders’ Equity	$2,441.9	$2,420.3

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating
Net income	$1.6	$21.6
Non-cash items included in net income:
Depreciation and amortization	25.1	16.9
Impairments	12.9	—
Deferred income tax	(6.4)	3.0
Pension and other postretirement benefits	(1.9)	1.1
Stock-based compensation	3.4	2.1
Income from equity affiliates	(2.1)	(1.0)
Brazil tax assessment accruals, net	—	(6.1)
Other items	(5.8)	5.6
Cash received from settlement of interest swap agreements	23.6	—
Changes in operating working capital	(45.4)	(30.5)
Cash provided by operations	5.0	12.7

Investing
Capital spending	(8.7)	(7.1)
Capitalized software costs	(0.9)	(0.5)
Other investing	—	0.3
Cash used in investing	(9.6)	(7.3)

Financing
Cash dividends paid to SWM stockholders	(13.9)	(13.8)
Proceeds from issuances of long-term debt	20.0	25.0
Payments on long-term debt	(14.4)	(0.6)
Payments for debt issuance costs	(2.2)	(3.0)
Payments on financing lease obligations	(0.2)	—
Purchases of common stock	(2.9)	(3.1)
Cash (used in) provided by financing	(13.6)	4.5

Effect of exchange rate changes on cash and cash equivalents	(0.4)	(0.9)

(Decrease) increase in cash and cash equivalents	$(18.6)	$9.0

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REPORTING
(Dollars in millions)
(Unaudited)

Net Sales
	Three Months Ended March 31,
	2022	2021	% Change
AMS	$272.9	$163.0	67.4%
EP	133.9	125.2	6.9%
Total Consolidated	$406.8	$288.2	41.2%

Operating Profit
	Three Months Ended March 31,
			Return on Net Sales
	2022	2021	2022	2021
AMS	$10.3	$21.3	3.8%	13.1%
EP	25.7	29.9	19.2%	23.9%
Unallocated	(25.4)	(17.7)
Total Consolidated	$10.6	$33.5	2.6%	11.6%

Non-GAAP Adjustments to Operating Profit
	Three Months Ended March 31,
	2022	2021
AMS - Restructuring, impairment and related charges(1)	$13.2	$—
AMS - Purchase Accounting Adjustments	11.1	6.5
EP - Restructuring, impairment and related charges(1)	0.3	1.7
Unallocated - Acquisition/Merger and Integration Related Costs	7.1	3.6
Total Consolidated	$31.7	$11.8
(1)Other related charges may include plant closure costs and financial results associated with assets held for sale.

Adjusted Operating Profit
	Three Months Ended March 31,
			Return on Net Sales
	2022	2021	2022	2021
AMS	$34.6	$27.8	12.7%	17.1%
EP	26.0	31.6	19.4%	25.2%
Unallocated	(18.3)	(14.1)
Total Consolidated	$42.3	$45.3	10.4%	15.7%

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(Dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Operating profit	$10.6	$33.5
Plus: Restructuring and impairment related expenses	13.5	1.7
Plus: Purchase accounting adjustments	11.1	6.5
Plus: Acquisition/merger and integration related costs	7.1	3.6
Adjusted Operating Profit	$42.3	$45.3

Income	$1.6	$21.6
Plus: Restructuring and impairment expenses	13.5	1.7
Less: Tax impact of restructuring and impairment expense	(2.8)	(0.4)
Less: Gain on sale of assets	(0.5)	—
Plus: Tax impact on gain on sale of Spotswood	0.1	—
Plus: Purchase accounting adjustments	11.1	6.5
Less: Tax impact of purchase accounting adjustments	(2.3)	(1.6)
Plus: Brazil tax assessments	—	(6.1)
Less: Tax impact of Brazil tax assessments	—	2.7
Plus: Acquisition/merger and integration related costs	7.1	3.6
Less: Tax impact on acquisition/merger and integration related costs	(1.5)	(0.8)
Plus: Acquisition related foreign currency exchange impacts	—	5.6
Less: Tax Impact on acquisition related foreign currency exchange impacts	—	(1.3)
Less: Tax legislative changes, net of other discrete items	1.8	0.7
Adjusted Income	$28.1	$32.2

Earnings per share - diluted	$0.05	$0.68
Plus: Restructuring and impairment related expenses	0.43	0.06
Less: Tax impact of restructuring and impairment expense	(0.09)	(0.01)
Less: Gain on sale of assets	(0.02)	—
Plus: Purchase accounting adjustments	0.35	0.21
Less: Tax impact of purchase accounting adjustment	(0.07)	(0.05)
Plus: Brazil tax assessments	—	(0.20)
Less: Tax impact of Brazil tax assessments	—	0.09
Plus: Acquisition/merger and integration related costs	0.23	0.11
Less: Tax impact on acquisition/merger and integration related costs	(0.05)	(0.02)
Plus: Acquisition related foreign currency exchange impacts	—	0.18
Less: Tax impact on acquisition related foreign currency exchange impacts	—	(0.05)
Less: Tax legislative changes, net of other discrete items	0.06	0.02
Adjusted Earnings Per Share - Diluted	$0.89	$1.02

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(Dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Net income	$1.6	$21.6
Plus: Interest expense on debt	14.5	7.4
Plus: Reversal of interest expense on Brazil tax assessments	—	(4.5)
Plus: Provision for income taxes	2.1	7.4
Plus: Depreciation and amortization	23.9	16.4
Plus: Restructuring and impairment related expenses	13.5	1.7
Plus: Acquisition/merger and integration related costs	7.1	3.6
Plus: Income from equity affiliates	(2.1)	(1.0)
Plus: Other income, net	(5.5)	(1.4)
Plus: Acquisition related foreign currency exchange impacts	—	5.6
Plus: Reversal of other expenses related to Brazil tax assessments	—	(1.6)
Adjusted EBITDA	$55.1	$55.2

AMS adjusted EBITDA	$42.4	$32.1
EP adjusted EBITDA	30.9	37.0
Unallocated adjusted EBITDA	(18.2)	(13.9)
Adjusted EBITDA	$55.1	$55.2

Cash provided by operating activities	$5.0	$12.7
Less: Capital spending	(8.7)	(7.1)
Less: Capitalized software costs	(0.9)	(0.5)
Free Cash Flow	$(4.6)	$5.1

	March 31, 2022	December 31, 2021

Total Debt	$1,276.4	$1,270.3
Less: Cash	56.1	74.7
Net Debt	$1,220.3	$1,195.6

2022 Earnings Per Share Guidance - Diluted, from Continuing Operations

2022E
2022E GAAP EPS	$1.76 to $2.21
Plus: Restructuring and impairment related expenses	$0.43
Less: Tax impact of restructuring and impairment expense	$(0.09)
Plus: Purchase accounting expense	$1.44
Less: Tax impact of purchase accounting expense	$(0.26)
Less: Gain on sale of assets	$(0.02)
Plus: Acquisition/merger and integration related costs	$0.23
Less: Tax impact on acquisition/merger and integration related costs	$(0.05)
Less: Tax legislative changes, net of other discrete items	$0.06
2022E Adjusted EPS	$3.50 to $3.95

* Non-GAAP adjustments are full year estimates for purchase accounting expenses (excluding pending Neenah merger), while other expenses are those booked to-date and do not include estimates for future quarters

2021 Adjusted EBITDA Reconciliation (basis for 2022 Guidance)

Year Ended December 31,
2021

Net income	$88.9
Plus: Interest expense on debt	50.6
Plus: Interest expense on Brazil tax assessments	(4.5)
Plus: Benefit for income taxes	(9.4)
Plus: Depreciation and amortization	94.0
Plus: Restructuring and impairment expense	10.1
Plus: Inventory write-down expense related to plant closure	0.3
Plus: Acquisition and integration related costs	21.4
Plus: Income from equity affiliates	(6.4)
Plus: Other (income) expense, net	(41.2)
Plus: Acquisition related foreign currency exchange impacts	6.9
Plus: Reversal of other expenses related to Brazil tax assessments	(1.6)
Adjusted EBITDA from continuing operations	$209.1

AMS adjusted EBITDA	$134.7
EP adjusted EBITDA	131.1
Unallocated adjusted EBITDA	(56.7)
Adjusted EBITDA from continuing operations	$209.1

NOTE: Management estimates Adjusted EBITDA will increase 20% to 30% in 2022 versus 2021